Exhibit 10.5

CASH COLLATERAL AGREEMENT

This Agreement is made as of this 2nd day of December, 2003 by and between Chase Corporation having an address of 26 Summer Street, Bridgewater, Massachusetts (“Pledgor”) and Citizens Bank of Massachusetts having an address of 28 State Street, Boston, MA  02109 (“Lender”).

RECITALS

1.                                       In a transaction of even date herewith, Lender is making a loan to Sunburst Electronic Manufacturing Solutions, Inc., a Massachusetts corporation having an address of 70 Pleasant Street, West Bridgewater, MA (the “Borrower”) in the original principal amount of $2,000,000.00 (the “Loan”).

2.                                       The Loan is evidenced by a certain Revolving Demand Line of Credit Note of even date herewith from Borrower to Lender in the original amount of $2,000,000.00 (the “Note”) and is secured by, among other things, a Security Agreement of even date herewith (the “Security Agreement”) by Borrower to Lender.

3.                                       As a condition to making the Loan, Pledgor has delivered to Lender a certain Limited Guaranty of even date herewith (the “Guaranty”) and Lender requires Pledgor to deposit with Lender the sum of $500,000.00 to be held with Lender in an interest-bearing deposit account (to be selected by Pledgor), Account No.                                (the “Cash Collateral”) as security for the prompt and timely payment and performance of Pledgor’s obligations under the Guaranty and Borrower’s obligations under the Note, the Loan Agreement and all other instruments executed in connection with the Loan (hereinafter collectively referred to as the “Loan Documents”) upon the terms and conditions hereinafter provided.

4.                                       Pledgor has agreed to deposit the Cash Collateral with Lender to be held by Lender as security for the prompt and timely payment and performance of Pledgor’s and Borrower’s obligations under the Loan Documents upon the terms and conditions hereinafter set forth.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor and Lender hereby agree as follows:

1.                                       The terms used herein shall have the same meanings as defined in the Guaranty.  In order to secure the Pledgor’s full and timely payment and performance of the Guaranteed Obligations (as defined in the Guaranty), Pledgor hereby grants, assigns and transfers to Lender all of Pledgor’s right, title and interest in and to all sums now on deposit or subsequently deposited by Pledgor from time to time with Lender including, without limitation, the Cash Collateral, and all renewals, substitutions and replacements thereof, and any other proceeds of any collateral covered by any of the Loan Documents and all interest (if any) earned on any of such sums (collectively, the “Collateral”).  Pledgor shall not be permitted to make withdrawals from any accounts into which the Cash Collateral is held or deposited.

2.                                       This Agreement shall become operative immediately and shall terminate upon the termination of the Guaranty.  Upon termination of this Agreement, Lender shall return the Cash Collateral to Pledgor.

3.                                       Pledgor has not and will not hereafter enter into any agreement under which any deduction or offset may be claimed against, or permit any other lien or encumbrance to exist with respect to any monies deposited with the Lender, except in favor of Lender.

4.                                       Pledgor will do, make, execute and deliver to Lender all such further acts, things, deeds, assurances and other documents as the Lender may request to vest in and assure to the Lender its rights hereunder in any of the Collateral.

5.                                       Subject to the terms of the Guaranty, and regardless of the adequacy of any other collateral, any and all deposits or other sums at any time credited by or due from the Lender to Pledgor may at any time be applied to or set off against Obligations on which the Pledgor is primarily liable (including without limitation Pledgor’s obligations under the Loan Documents) and may, at or after the maturity thereof, be applied to or set off against Obligations on which the Pledgor is secondarily liable.

6.                                       The Pledgor shall pay to the Lender on demand any and all expenses, including reasonable counsel fees, incurred or paid by the Lender in protecting or enforcing its rights with respect to the Collateral.

7.                                       The Pledgor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  Lender shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.  Lender shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver be in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or other rights.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

8.                                       This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the law of the Commonwealth of Massachusetts.  This Agreement is intended to take effect as a sealed instrument.

EXECUTED as an instrument under seal as of the day and year first above written.

CHASE CORPORATION

/s/ Paula M Myers	By:	/s/ Everett Chadwick
Witness
	Name:	Everett Chadwick

	Title:	Treasurer